As filed with the Securities and Exchange Commission on October 15, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADIAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	82-3074668
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer No.) Identification Number)

1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901
(434) 422-9800

(Address, including ZIP code, and telephone number, including area code, of registrant’s principal executive office)

ADIAL PHARMACEUTICALS, INC. 2017 EQUITY INCENTIVE PLAN

(Full title of the Plan)

William B. Stilley

President and Chief Executive Officer

Adial Pharmaceuticals, Inc.
1180 Seminole Trail, Suite 495
Charlottesville, Virginia 22901
(434) 422-9800

(Name, address and telephone number of agent for service)

with copies to:

Leslie Marlow, Esq.

Hank Gracin, Esq.

Patrick J. Egan, Esq.

Gracin & Marlow, LLP

The Chrysler Building

405 Lexington Avenue, 26th Floor

New York, New York 10174

(212) 907-6457

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Aggregate Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Common Stock, par value $0.001 per share, under the 2017 Equity Incentive Plan, as amended	2,000,000 shares	$3.72	$7,440,100	$689.70

(1)	The securities to be registered include options and rights to acquire the common stock of Adial Pharmaceuticals, Inc.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)	Estimated pursuant to Rule 457(c) and 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price per share is based upon the average of the high and low prices of the common stock on October 12, 2021, as reported by the NASDAQ Capital Market.

(4)	Calculated under Section 6(b) of the Securities Act as 0.00009270 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Adial Pharmaceuticals, Inc. (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-226884) on August 16, 2018 (the “2018 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,750,000 shares of common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the Registrant’s 2017 Equity Incentive Plan (hereinafter referred to as the “Plan”).  Pursuant to General Instruction E to Form S-8, the contents of the 2018 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-233760) on September 13, 2019 (the “2019 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 1,750,000 shares of Common Stock to be offered and sold under the Plan.  These additional 1,750,000 shares of Common Stock were added pursuant to the adoption of Amendment No. 1 to the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2019 Registration Statement are incorporated into this Registration Statement by reference.

The Registrant also filed with the Commission its Registration Statement on Form S-8 (Registration No. 333-248759) on September 11, 2020 (the “2020 Registration Statement”) pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of registering under the Securities Act an additional 2,000,000 shares of Common Stock to be offered and sold under the Plan.  These additional 2,000,000 shares of Common Stock were added pursuant to the adoption of Amendment No. 2 to the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the 2020 Registration Statement are incorporated into this Registration Statement by reference.

In addition, the Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) to register an additional 2,000,000 shares of Common Stock that were added to the Plan by a vote of the Registrant’s stockholders at the Registrant’s 2021 Annual Meeting of Stockholders, which was held on September 27, 2021. These additional 2,000,000 shares of Common Stock were added pursuant to the adoption of Amendment No. 3 to the Plan. The aggregate number of shares of Common Stock that may be issued under the Plan, as amended, is 7,500,000 shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428(b)(1). Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Securities and Exchange Commission (the “Commission”) allows the Registrant to “incorporate by reference” the information it files with it which means that it can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that the Registrant files with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 22, 2021 (File No. 001-38323);

●	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021 filed with the SEC on May 17, 2021 and August 12, 2021, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on February 1, 2021, February 12, 2021, February 26, 2021 (other than as indicated therein), March 15, 2021, April 9, 2021, June 4, 2021, June 23, 2021 (other than as indicated therein), June 25, 2021, July 6, 2021, July 9, 2021, July 16, 2021 (other than as indicated therein), August 5, 2021, August 31, 2021 (other than as indicated therein) September 29, 2021 and October 6, 2021 (File No. 001-38323); and

●	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on August 23, 2021, as amended by the filing of a revised Definitive Proxy Statement on Schedule 14A (DEFR14A) on August 27, 2021; and

●	The description of our common stock set forth in (i) our registration statements on Form 8-A12B, filed with the SEC on December 11, 2017 and Form 8-A12B/A filed with the SEC on July 23, 2018 (File No. 001-38323) and (ii) Exhibit 4.19—Description of Securities to our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 22, 2021 (File No. 001-38323).

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the respective date of filing of each of those reports or documents until the filing of a post-effective amendment to this Registration Statement which indicates either that all securities offered by this Registration Statement have been sold or which deregisters all of the securities under this Registration Statement then remaining unsold.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●	transaction from which the director derives an improper personal benefit;

●	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	unlawful payment of dividends or redemption of shares; or

●	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Registrant’s certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Registrant has entered into indemnity agreements with each of its directors and executive officers, that require the Registrant to indemnify such persons against any and all costs and expenses (including attorneys’, witness or other professional fees) actually and reasonably incurred by such persons in connection with any action, suit or proceeding (including derivative actions), whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer or is or was acting or serving as an officer, director, employee or agent of the Registrant or any of its affiliated enterprises. Under these agreements, the Registrant is not required to provide indemnification for certain matters, including:

●	indemnification beyond that permitted by the Delaware General Corporation Law;

●	indemnification for any proceeding with respect to the unlawful payment of remuneration to the director or officer;

●	indemnification for certain proceedings involving a final judgment that the director or officer is required to disgorge profits from the purchase or sale of the Registrant’s stock;

●

indemnification for proceedings involving a final judgment that the director’s or officer’s conduct was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct or a breach of his or her duty of loyalty, but only to the extent of such specific determination;

●

indemnification for proceedings or claims brought by an officer or director against us or any of the Registrant’s directors, officers, employees or agents, except for claims to establish a right of indemnification or proceedings or claims approved by the Registrant’s board of directors or required by law;

●	indemnification for settlements the director or officer enters into without the Registrant’s consent; or

●	indemnification in violation of any undertaking required by the Securities Act or in any registration statement filed by the Registrant.

The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has an insurance policy in place that covers its officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
3.1	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (1)
3.2	Bylaws of Adial Pharmaceuticals, Inc. (1)
4.1	Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan, as amended (2)
4.2	Amendment No. 1 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan (3)
4.3	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (4)
4.4	Amendment No. 2 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan, as amended (5)
4.5	Amendment No. 3 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan, as amended (6)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (7)
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm (7)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (7)
24.1	Power of Attorney (included on the signature page of this registration statement) (7)

(1)	Incorporated by reference to the Registrant’s Form S-1, as amended (File No. 333-220368), filed with the Commission on October 25, 2017.
(2)	Incorporated by reference to the Registrant’s Form S-8 (File No. 333-226884) filed with the Commission on August 16, 2018.
(3)	Incorporated by reference to the Registrant’s Form S-8 (File No. 333-233760) filed with the Commission September 13, 2019.
(4)	Incorporated by reference to the Registrant’s Form S-1, as amended (File No. 333-220368), filed with the Commission on September 7, 2017.
(5)	Incorporated by reference to the Registrant’s Form S-8 (File No. 333-248759) filed with the Commission September 11, 2020.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-38323) filed with the Commission September 29, 2021.
(7)	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply to the Registration Statement on Form S-8 if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Charlottesville, Virginia, on the 15th day of October, 2021.

ADIAL PHARMACEUTICALS, INC.

By:	/s/ William B. Stilley
Name:	William B. Stilley
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned, whose signature appears below, hereby constitutes and appoints each of William Stilley and Joseph Truluck, act singly, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, whether pre-effective or post-effective, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, or his substitute full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, or any of them, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William B. Stilley	Chief Executive Officer and President
William B. Stilley	(Principal Executive Officer)	October 15, 2021

/s/ Joseph M. Truluck	Chief Operating Officer and Chief Financial Officer
Joseph M. Truluck	(Principal Financial and Accounting Officer)	October 15, 2021

/s/ J. Kermit Anderson
J. Kermit Anderson	Member of the Board of Directors	October 15, 2021

/s/ Roberson H. Gilliland
Robertson H. Gilliland	Member of the Board of Directors	October 15, 2021

/s/ Tony Goodman
Tony Goodman	Member of the Board of Directors	October 15, 2021
/s/ James W. Newman
James W. Newman, Jr.	Member of the Board of Directors	October 15, 2021

/s/ Kevin Schuyler
Kevin Schuyler, CFA	Member of the Board of Directors	October 15, 2021

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of Adial Pharmaceuticals, Inc. (1)
3.2	Bylaws of Adial Pharmaceuticals, Inc. (1)
4.1	Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan, as amended (2)
4.2	Amendment No. 1 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan (3)
4.3	Form of Stock Option Grant Notice, Option Agreement (Incentive Stock Option or Nonstatutory Stock Option) and Notice of Exercise under the 2017 Equity Incentive Plan (4)
4.4	Amendment No. 2 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan, as amended (5)
4.5	Amendment No. 3 to the Adial Pharmaceuticals, Inc. 2017 Equity Incentive Stock Plan, as amended (6)
5.1	Opinion of Gracin & Marlow, LLP regarding Legality of Shares (7)
23.1	Consent of Friedman LLP, Independent Registered Public Accounting Firm (7)
23.2	Consent of Gracin & Marlow, LLP (contained in Exhibit 5.1) (7)
24.1	Power of Attorney (included on the signature page of this registration statement) (7)

(1)	Incorporated by reference to the Registrant’s Form S-1, as amended (File No. 333-220368), filed with the Commission on October 25, 2017.
(2)	Incorporated by reference to the Registrant’s Form S-8 (File No. 333-226884) filed with the Commission on August 16, 2018.
(3)	Incorporated by reference to the Registrant’s Form S-8 (File No. 333-233760) filed with the Commission September 13, 2019.
(4)	Incorporated by reference to the Registrant’s Form S-1, as amended (File No. 333-220368), filed with the Commission on September 7, 2017.
(5)	Incorporated by reference to the Registrant’s Form S-8 (File No. 333-248759) filed with the Commission September 11, 2020.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 001-38323) filed with the Commission September 29, 2021.
(7)	Filed herewith